                                                               Sub-Item 77Q1(a)

                               AMENDMENT NO. 19

                                      TO

                     MASTER INVESTMENT ADVISORY AGREEMENT

   This Amendment dated as of October 14, 2014, amends the Master Investment Advisory Agreement (the "Agreement") dated June 5, 2000, between AIM Growth Series (Invesco Growth Series), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                                  WITNESSETH:

   WHEREAS, the parties desire to amend the Agreement to add Invesco Alternative Strategies Fund and Invesco Multi-Asset Inflation Fund;

   NOW, THEREFORE, the parties agree that;

   1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES

NAME OF FUND                                       EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                       ------------------------------------
Invesco Alternative Strategies Fund                         October 14, 2014
Invesco Balanced-Risk Retirement Now Fund                   January 31, 2007
Invesco Balanced-Risk Retirement 2020 Fund                  January 31, 2007
Invesco Balanced-Risk Retirement 2030 Fund                  January 31, 2007
Invesco Balanced-Risk Retirement 2040 Fund                  January 31, 2007
Invesco Balanced-Risk Retirement 2050 Fund                  January 31, 2007
Invesco Global Low Volatility Equity Yield Fund             November 4, 2003
Invesco Growth Allocation Fund                               April 30, 2004
Invesco Income Allocation Fund                              October 31, 2005
Invesco International Allocation Fund                       October 31, 2005
Invesco Mid Cap Core Equity Fund                           September 1, 2001
Invesco Moderate Allocation Fund                             April 30, 2004
Invesco Multi-Asset Inflation Fund                          October 14, 2014
Invesco Conservative Allocation Fund                         April 29, 2005
Invesco Small Cap Growth Fund                              September 11, 2000
Invesco Convertible Securities Fund                        February 12, 2010
Invesco U.S. Mortgage Fund                                 February 12, 2010

                                  APPENDIX B
                          COMPENSATION TO THE ADVISOR

   The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                   INVESCO BALANCED-RISK RETIREMENT NOW FUND
                  INVESCO BALANCED-RISK RETIREMENT 2020 FUND
                  INVESCO BALANCED-RISK RETIREMENT 2030 FUND
                  INVESCO BALANCED-RISK RETIREMENT 2040 FUND
                  INVESCO BALANCED-RISK RETIREMENT 2050 FUND
                        INVESCO GROWTH ALLOCATION FUND
                        INVESCO INCOME ALLOCATION FUND
                     INVESCO INTERNATIONAL ALLOCATION FUND
                       INVESCO MODERATE ALLOCATION FUND
                     INVESCO CONSERVATIVE ALLOCATION FUND

These eleven funds do not pay an advisory fee.

                INVESCO GLOBAL LOW VOLATILITY EQUITY YIELD FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
First $250 million.................................................    0.80%
Next $250 million..................................................    0.78%
Next $500 million..................................................    0.76%
Next $1.5 billion..................................................    0.74%
Next $2.5 billion..................................................    0.72%
Next $2.5 billion..................................................    0.70%
Next $2.5 billion..................................................    0.68%
Over $10 billion...................................................    0.66%

                      INVESCO ALTERNATIVE STRATEGIES FUND
                      INVESCO MULTI-ASSET INFLATION FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
All assets.........................................................    0.15%

                       INVESCO MID CAP CORE EQUITY FUND
                         INVESCO SMALL CAP GROWTH FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
First $500 million.................................................    0.725%
Next $500 million..................................................     0.70%
Next $500 million..................................................    0.675%
Over $1.5 billion..................................................     0.65%

                      INVESCO CONVERTIBLE SECURITIES FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
First $750 million.................................................     0.52%
Next $250 million..................................................     0.47%
Next $500 million..................................................     0.42%
Next $500 million..................................................    0.395%
Next $1 billion....................................................     0.37%
Over $3 billion....................................................    0.345%

                          INVESCO U.S. MORTGAGE FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
First $1 billion...................................................     0.47%
Next $500 million..................................................    0.445%
Next $500 million..................................................     0.42%
Next $500 million..................................................    0.395%
Next $2.5 billion..................................................     0.37%
Next $2.5 billion..................................................    0.345%
Next $2.5 billion..................................................     0.32%
Next $2.5 billion..................................................    0.295%
Over $12.5 billion.................................................     0.27%"

   2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                                  AIM GROWTH SERIES
                                            (INVESCO GROWTH SERIES)

Attest:  /s/ Peter Davidson          By:  /s/ John M. Zerr
         --------------------------       -------------------------
           Assistant Secretary              John M. Zerr
                                            Senior Vice President

(SEAL)

                                             INVESCO ADVISERS, INC.

Attest:  /s/ Peter Davidson          By:  /s/ John M. Zerr
         --------------------------       -------------------------
           Assistant Secretary              John M. Zerr
                                            Senior Vice President

(SEAL)